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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    Optical Cable Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

February 25, 2010

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Optical Cable Corporation (the “Company”), to be held on March 30, 2010, at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia.

At the annual meeting of shareholders, you are being asked to do the following:

(1)	elect the Company’s board of directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders; and

(2)	ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company.

We also will be pleased to report on the affairs of the Company.

Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend. Your prompt response would be greatly appreciated.

Sincerely,

/s/ Neil D. Wilkin, Jr.
Neil D. Wilkin, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please complete, sign and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

OPTICAL CABLE CORPORATION

Notice of Annual Meeting of Shareholders

March 30, 2010

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Optical Cable Corporation, a Virginia corporation (the “Company”), is scheduled to be held on March 30, 2010 at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia for the following purposes:

1.	to elect five directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company; and

3.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on January 29, 2010, are entitled to notice of and to vote at the annual meeting and any adjournment thereof. All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

/s/ Tracy G. Smith
Tracy G. Smith
Corporate Secretary

Roanoke, Virginia

February 25, 2010

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

MARCH 30, 2010

Proxy Solicitation

This proxy statement is furnished to the holders of common shares, no par value (“Common Shares”), of Optical Cable Corporation, a Virginia corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (sometimes referred to herein as the “Board” or the “Board of Directors”) of proxies for use at the annual meeting of shareholders to be held on Tuesday, March 30, 2010, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will properly come before the annual meeting.

Proxies for use at the annual meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 25, 2010 to all shareholders entitled to vote at the annual meeting. Proxies will be solicited chiefly by mail, but are also available on the Company’s website at http://www.occfiber.com/proxy. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the annual meeting, solicitations may be made by mail or by telephone, facsimile, e-mail, or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

A shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. The Company’s Common Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the shares represented thereby will be voted FOR the five directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, FOR the ratification of KPMG LLP as the independent registered public accounting firm for the Company, and in accordance with the best judgment of the Board of Directors on any other matters which may properly come before the annual meeting.

Record Date and Voting Rights

Only shareholders of record at the close of business on January 29, 2010 (the “record date”) are entitled to notice of and to vote at the annual meeting. As of the record date, 6,508,821 Common Shares were issued and outstanding. Each Common Share is entitled to one vote on all matters that may properly come before the annual meeting.

A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of the annual meeting. Once a Common Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjournment. Abstentions will be counted in determining the existence of a quorum, but Common Shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast in the election of Directors. All other matters to come before the annual meeting require the approval of the holders of a majority of the votes cast at the annual meeting. For this purpose, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

Votes at the annual meeting will be tabulated by “Inspectors of Election” appointed by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board, currently comprised of five members, has nominated five persons for election as Directors. Unless otherwise specified, the proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors are elected and qualified. Each person named below is now a Director of the Company. In the event any of the nominees are unable to serve as a Director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur as a result of a nominee being unable to serve.

The names of the nominees and certain other information about the nominees are set forth below:

Nominee	Age	Director Since	Office Held with Company

Neil D. Wilkin, Jr.	46	2001	Chairman of the Board of Directors, President and Chief Executive Officer

Randall H. Frazier	58	1996	Director

John M. Holland	64	1996	Director

Craig H. Weber	50	2002	Director

John B. Williamson, III	55	2004	Director

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors. Mr. Wilkin was first elected a Director and was named Chief Financial Officer and Senior Vice President of the Company in September 2001. In December 2001, Mr. Wilkin became Acting-President in addition to his role as Chief Financial Officer, and on April 11, 2002 he was named President by the Board of Directors. Prior to joining the Company, Mr. Wilkin served as Senior Vice President, Chief Financial Officer and Treasurer of homebytes.com, incorporated (“Homebytes”), a nationally licensed real estate brokerage company. Mr. Wilkin joined Homebytes in January 2000. He also was Senior Vice President and Chief Financial Officer of Owners.com, Inc., a subsidiary of Homebytes. Mr. Wilkin previously practiced law for over 5 years concentrating on mergers and acquisitions, corporate finance, and general corporate matters. He worked at two law firms: McGuireWoods LLP in Richmond, Virginia and Kirkland & Ellis in Washington, D.C. A CPA since 1986, Mr. Wilkin practiced with Coopers & Lybrand (a predecessor to PricewaterhouseCoopers) before returning to graduate business school and law school. Mr. Wilkin earned his MBA from the Darden School at the University of Virginia, is a graduate of the University of Virginia School of Law, and received his undergraduate degree from the McIntire School of Commerce at the University of Virginia.

Mr. Frazier was elected a Director of the Company in April 1996. Mr. Frazier is currently President and Chief Executive Officer of R. Frazier, Inc., 1st Choice Financial, Inc. and XRIMZ, LLC, together a consortium of privately held companies that sell, service and finance electronic products to the home user market and that finance aftermarket automobile accessories for the consumer market. Mr. Frazier founded R. Frazier, Inc. in 1988. Mr. Frazier was self-employed in various chemical and engineering businesses prior to the founding of R. Frazier, Inc. Mr. Frazier earned a bachelor’s degree in chemistry from Virginia Military Institute.

Mr. Holland was elected a Director of the Company in April 1996. Mr. Holland is a Principal of Holland Technical Services, a software and automation consulting firm specializing in the manufacturing industry that he founded in 2002. Mr. Holland is also the President of the Equine Welfare Alliance, a non-profit umbrella organization with 96 member organizations. Mr. Holland’s previous experience includes being employed by the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber. Mr. Holland holds numerous patents in fiber optics and robotics and is the author of three books. His most recent book, Designing Autonomous Mobile Robots – Inside the Mind of an Intelligent Machine, was published in 2003.

Mr. Weber was elected a Director of the Company in February 2002. Mr. Weber currently is Executive Vice President, Corporate Development & Chief Financial Officer of Home Care Delivered, Inc. Home Care Delivered provides home medical supplies delivered directly to the patient’s door and offers billing and claims filing services for patients with Medicare, Medicaid and other insurance plans. Previously Mr. Weber held leadership positions as Managing Partner of Hollymeade Group, LLC, a real estate investment firm from 2003 to 2008; President of Hollymeade Land Services, LLC, an excavation company from 2005 to 2008; President & CEO of Whitlock eBusiness Solutions, a business & technology consulting company from 2001 to 2003; Chief Operating Officer, strategic planning officer and legal officer of homebytes.com incorporated, a nationally licensed real estate brokerage company from 1999 to 2001; and Vice President-Business Development and chief legal, human resources & administrative officer for Walco International, Inc., a national distributor of pharmaceuticals and other products from 1997 to 1999. Prior to that Mr. Weber practiced corporate law for 12 years as a partner at McGuireWoods and associate at Sullivan & Cromwell where he specialized in corporate finance, mergers & acquisitions, banking and general corporate matters. Mr. Weber earned his MBA from The College of William and Mary; his law degree from the University of Virginia, and his undergraduate degree from Cornell University.

Mr. Williamson was elected a Director of the Company in July 2004. Mr. Williamson is President, Chief Executive Officer and Chairman of the Board of RGC Resources, Inc. (Nasdaq GM: RGCO) located in Roanoke, Virginia. RGC provides natural gas sales and related services in western Virginia. Mr. Williamson joined the predecessor to RGC Resources in 1992 and has served in a number of leadership capacities with that company, including Vice President of Rates and Finance, before becoming Chief Executive Officer and President in 1999, and later being named Chairman. Mr. Williamson serves on the board of directors of Luna Innovations Incorporated (Nasdaq CM: LUNA), Botetourt Bankshares, Inc., and Synchrony, Inc. He also serves on the boards of directors of a number of community businesses and charitable organizations. Mr. Williamson earned his MBA from the College of William and Mary and received his undergraduate degree from Virginia Commonwealth University.

Code of Ethics

The Board adopted a Code of Business Conduct and Ethics on February 10, 2004, that applies to each of the Company’s directors, officers and employees. A copy of the Code of Business Conduct and

Ethics can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov. The Code of Business Conduct and Ethics sets forth the Company’s policies and expectations on a number of topics, including: Compliance with Laws, Rules and Regulations; Conflicts of Interest; Insider Trading; Corporate Opportunities; Competition and Fair Dealing; Discrimination and Harassment; Health and Safety; Record-Keeping; Confidentiality; Protection and Proper Use of Company Assets; Prohibitions Against Payments to Government Personnel; Waivers of the Code of Business Conduct and Ethics; Amendments; Reporting any Illegal or Unethical Behavior; and Compliance Procedures.

The Audit Committee of the Board of Directors of the Company (“Audit Committee”) reviews the Code of Business Conduct and Ethics on an as needed basis, and proposes changes or amendments to the Code of Business Conduct and Ethics as appropriate. Changes or amendments proposed by the Audit Committee are submitted to the Board for review and approval.

The Board also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers on February 10, 2004 (which was amended on January 28, 2006), and which applies to the President and Chief Executive Officer, the Chief Financial Officer, the Controller and the Director of Finance. The Code of Ethics for Chief Executive Officer and Senior Financial Officers, as amended can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov. Under the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Chief Executive Officer and senior financial officers have agreed to abide by principles governing their professional and ethical conduct.

The Audit Committee reviews the Code of Ethics for Chief Executive Officer and Senior Financial Officers on an as needed basis, and proposes changes or amendments to the Code of Ethics for Chief Executive Officer and Senior Financial Officers as appropriate. Changes or amendments proposed by the Audit Committee are submitted to the Board for review and approval.

Adoption of Equity Ownership and Retention Policy for Non-employee Directors

On February 14, 2006, the Board of Directors adopted an Equity Ownership and Retention Policy for Non-employee Directors. The policy is applicable to all non-employee members of the Company’s Board. This policy requires each non-employee member of the Board to accumulate over a set period and retain, a minimum value of the Company’s Common Shares, and also to retain minimum percentages of the Company’s Common Shares awarded to them under any non-employee directors stock plan. The intention of this policy is to ensure non-employee members of the Board have wealth at risk in the Company’s Common Shares, further aligning the interests of the Board with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Non-employee Directors can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov.

Meetings of the Board of Directors and Committees

The Board of Directors held a total of nine meetings during the Company’s fiscal year ended October 31, 2009. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which each Director served or, in the event that membership was for a partial year, at least 75% of the meetings occurring during the period of membership. It is the policy of the Company that every Director attend annual meetings of shareholders. All of the Directors of the Company attended the last annual meeting of shareholders. The Board of Directors has determined that each of Messrs. Frazier, Holland, Weber and Williamson qualify as independent directors. The Board considers the listing standards and rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) in determining independence.

Shareholders may send communications to the Board of Directors by mailing the same addressed to Board of Directors (or addressed to a specific individual director), c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

The Audit Committee is comprised of Messrs. Frazier, Weber and Williamson. Messrs. Frazier, Weber and Williamson are all considered independent by the Company. The Company considers the corporate governance guidelines of Nasdaq and the SEC when determining independence. Each of Messrs. Frazier, Weber and Williamson are financially sophisticated. Mr. Williamson has been designated as the Audit Committee’s financial expert and he qualifies as an Audit Committee Financial Expert, as such term is defined under Item 401(h) of Regulation S-K, and has been designated the committee’s expert. He is also the Audit Committee Chairman. The Audit Committee met five times during the fiscal year.

The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov. The Audit Committee selects the independent registered public accounting firm of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company’s independent registered public accounting firm, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties.

The Compensation Committee is comprised of Messrs. Frazier and Weber. The Compensation Committee met four times during the fiscal year. The Compensation Committee and Board of Directors, as appropriate, administered the Optical Cable Corporation 1996 Stock Incentive Plan (until its termination in accordance with the terms of the plan document on the tenth anniversary of its effective date of March 1, 1996) (the “1996 Stock Incentive Plan”), and administers the Optical Cable Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”). Since December 2001, the Compensation Committee has consisted of only non-employee Directors. Mr. Weber is the Compensation Committee Chairman.

The Compensation Committee: (i) reviews and approves all compensation for the President and Chief Executive Officer; (ii) reviews and approves the President and Chief Executive Officer’s employment agreement, if any; (iii) reviews recommendations made by the President and Chief Executive Officer with respect to compensation for executive officers other than the President and Chief Executive Officer; (iv) reviews recommendations made by the President and Chief Executive Officer with respect to employment agreements, if any, for executive officers other than the President and Chief Executive Officer; (v) reviews recommendations made by the President and Chief Executive Officer with respect to, and approves and administers, the criteria used for determining annual management incentive bonus compensation, if any, for senior officers and managers of the Company; (vi) establishes the individual goals for the President and Chief Executive Officer to be used for determining annual management incentive bonus compensation; and (vii) carries out related responsibilities required by the rules of the U.S. Securities and Exchange Commission. The Company’s 2005 Stock Incentive Plan and any subsequently adopted stock incentive plan is or will be administered by the Compensation Committee or the full Board of Directors, as appropriate.

The Company does not have a nominating committee because the Company has determined that since it has a small number of Directors, a nominating committee is not necessary. Any contemplation of a new director would be discussed with the entire Board of Directors. Following any discussion with the entire Board of Directors, the Company’s independent directors, Messrs. Frazier, Holland, Weber and Williamson would determine and vote as to whether the individual named will be nominated to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected, subject to ratification by the shareholders, the firm of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment. In the event the shareholders do not ratify the selection of KPMG LLP, the selection of another independent registered public accounting firm will be considered by the Audit Committee.

A representative of KPMG LLP is expected to attend the annual meeting of shareholders. The representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

BENEFICIAL OWNERSHIP OF SECURITIES

Except as noted below, the following table sets forth information as of January 29, 2010, regarding the beneficial ownership of the Company’s Common Shares of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding Common Shares, (ii) each director and nominee of the Company, (iii) each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”) and (iv) all executive officers and Directors and nominees of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

Name and Address	No. of Shares		Percent of Class
Neil D. Wilkin, Jr.	430,263	(1)	6.61%
Tracy G. Smith	135,811	(2)	2.09%
William R. Reynolds	45,574	(3)	*
Randall H. Frazier	22,617	(4)	*
John M. Holland	22,617	(5)	*
Craig H. Weber	57,842	(6)	*
John B. Williamson, III	32,138	(7)	*
FMR LLC	537,002	(8)	8.25%
Dimensional Fund Advisors LP	399,212	(9)	6.13%
Royce & Associates, LLC	416,690	(10)	6.40%
All Directors and executive officers as a group (7 persons)	746,862		11.47%

*	Less than 1%
(1)

Includes 31,250 shares that Mr. Wilkin may acquire within 60 days of the date hereof at an exercise price of $9.84 per share through the exercise of stock options granted pursuant to the 1996 Stock Incentive Plan. Also includes 171,906 shares of restricted stock still subject to vesting. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Mr. Wilkin owns an additional 46,250 common shares which he has purchased in open-market transactions at various times and 27,826 common shares which he acquired upon exercise of warrants, purchased by Mr. Wilkin from third parties in arms length transactions. Of the shares owned by Mr. Wilkin, 72,950 common shares are held jointly with his wife, who shares voting and investment power as to those shares. Mr. Wilkin disclaims beneficial ownership of 460 shares held by his minor children and which are excluded from the number of shares set forth above. In October 2007, and in connection with the exercise of certain warrants, Mr. Wilkin entered into a loan agreement (as amended) and pledged 137,901 shares as security for the loan.

(2)	Includes 5,000 shares that Ms. Smith may acquire within 60 days of the date hereof at an exercise price of $4.64 per share through the exercise of stock options granted pursuant to the 1996 Stock Incentive Plan. Also includes 77,324 shares of restricted stock still subject to vesting. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Ms. Smith owns 3,250 Common Shares jointly with her husband, who shares voting and investment power as to those shares. Of the 3,250 Common Shares she owns jointly with her husband, 2,500 were acquired upon exercise of warrants, purchased by Ms. Smith from third parties in arms length transactions.
(3)	Includes 37,442 shares of restricted stock still subject to vesting. Also includes 3,000 shares which Mr. Reynolds purchased in an open-market transaction in October 2008.
(4)	Includes 1,041 shares that Mr. Frazier may acquire through the exercise of stock options within 60 days of the date hereof.
(5)	Includes 1,041 shares that Mr. Holland may acquire through the exercise of stock options within 60 days of the date hereof.
(6)	Includes 1,041 shares that Mr. Weber may acquire through the exercise of stock options within 60 days of the date hereof. Mr. Weber owns 27,725 Common Shares which he has purchased in open-market transactions at various times and 7,500 Common Shares which he acquired upon exercise of warrants, purchased by Mr. Weber from third parties in arms length transactions.
(7)	Mr. Williamson owns 10,562 Common Shares jointly with his wife, who shares voting and investment power as to those shares. Of the 10,562 Common Shares, Mr. Williamson acquired 5,000 upon exercise of warrants, purchased by Mr. Williamson in a private transaction, and Mr. Williamson purchased 2,500 in open-market transactions at various times.
(8)	FMR LLC’s address is 82 Devonshire Street, Boston, MA 02109. Share ownership information reflected in the table is as of December 31, 2008 and is based on the Form SC 13G/A filed by FMR LLC with the SEC on February 17, 2009. At the time of the printing of the proxy, no updated Form 13G/A had been filed by FMR.
(9)	Dimensional Fund Advisors LP’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746. Common Share ownership information reflected in the table is as of December 31, 2009 and is based on the Form SC 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2010.
(10)	Royce & Associates, LLC’s address is 745 Fifth Avenue, New York, NY 10151. Common Share ownership information reflected in the table is as of December 31, 2009 and is based on the Form SC 13G/A filed by Royce & Associates, LLC with the SEC on January 26, 2010.

EXECUTIVE OFFICERS

The current executive officers of the Company are: Neil D. Wilkin, Jr., Chairman of the Board, President and Chief Executive Officer; Tracy G. Smith, Senior Vice President and Chief Financial Officer and William R. Reynolds, Senior Vice President of Sales—USA. Please see the “Election of Directors” section of this proxy statement for certain information concerning Mr. Wilkin.

Tracy G. Smith, age 42, became the Senior Vice President and Chief Financial Officer on July 9, 2008. Prior to becoming Senior Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Vice President and Chief Financial Officer from September 16, 2003 through July 8, 2008. Prior to becoming Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Controller from May 1, 2002 through September 15, 2003. Ms. Smith was named Corporate Secretary of the Company effective June 22, 2004. Prior to joining the Company, Ms. Smith was the Corporate Controller for RBX Corporation. Ms. Smith is a CPA and has over 12 years of experience in public accounting with KPMG LLP. Ms. Smith left KPMG LLP in December of 2001. Ms. Smith holds a bachelors of science degree in business with a major in accounting from Virginia Polytechnic Institute and State University.

William R. Reynolds, age 62, became the Senior Vice President Sales—USA on May 30, 2008 with the acquisition of Superior Modular Products Incorporated (doing business as SMP Data Communications) by Optical Cable Corporation. Prior to the acquisition, Mr. Reynolds served as Vice President and General Manager of SMP Data Communications from August 1, 2003 through May 30, 2008. Prior to joining SMP Data Communications, Mr. Reynolds was the Director of Global Business Development and General Manager Latin America for Krone Americas. Mr. Reynolds holds a bachelors of science degree in political science and environmental studies from the University of Washington.

There are no family relationships among the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the fiscal year ended October 31, 2009.

For purposes of this table and subsequent tables, fiscal year 2009 means November 1, 2008 through October 31, 2009 and fiscal year 2008 means November 1, 2007 through October 31, 2008.

Summary Compensation Table

Name and Principal Position	Fiscal Years	Annual Salary ($)	Annual Bonus ($)	Restricted Share Awards ($)(1)	All Other Compensation ($)(2)

Neil D. Wilkin, Jr. Chairman of the Board, President and Chief Executive Officer	2009	$300,000	$—	219,725	$18,212
	2008	295,833	570,957	190,249	18,133

Tracy G. Smith Senior Vice President and Chief Financial Officer	2009	$175,000	$—	101,364	$17,388
	2008	170,167	124,732	82,278	18,539

William R. Reynolds (3) Senior Vice President Sales—USA	2009	$165,000	$—	24,096	$14,921
	2008	68,750	16,500	339	7,421

Luke J. Huybrechts (4) Senior Vice President of Operations	2009	$—	$—	—	$—
	2008	64,167	—	18,285	3,174

(1)	The amounts represent the share-based compensation expense recognized by the Company for financial statement purposes for awards granted both in and prior to fiscal year 2009 in accordance with Accounting Standards Codification 718, Compensation–Stock Compensation.
(2)	These amounts represent insurance premiums and medical benefits paid or accrued by the Company on behalf of the individual executive officers and the Company’s paid or accrued contributions to the Company’s 401(k) retirement savings plan on behalf of the individual executive officers during the fiscal year. The Company’s 401(k) retirement savings plan has a maximum matching contribution per employee of $10,000 per calendar year. However, the amounts accrued and expensed in any one fiscal year for the Company’s matching contribution to the 401(k) retirement savings plan for the benefit of an employee can vary from the calendar year limit due to timing of employee contributions during the applicable calendar years and the fact that the plan year is based on a period that does not coincide with the Company’s fiscal year. Furthermore, matching contributions to the 401(k) retirement savings plan are discretionary and are typically based on a predetermined quarterly corporate performance measure. A discretionary match may or may not be made depending on the Company’s performance against the predetermined quarterly corporate performance measure. The amounts accrued for the Company’s matching contribution at the Company’s fiscal year end are based on the individual participant’s salary deferral elections during the Company’s fiscal year.
(3)	Mr. Reynolds joined the Company on May 30, 2008, with the Company’s acquisition of SMP Data Communications.
(4)	Mr. Huybrechts retired from the Company on February 29, 2008.

Stock Option Grants

The Company has not granted any stock options since June 2002.

Outstanding Equity Awards Table at Fiscal Year End

The following table provides information concerning unexercised options and unvested restricted shares of the Company’s Common Stock held by the named executive officers of the Company as of October 31, 2009:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (2)
Neil D. Wilkin, Jr.	10/10/2001	31,250	$9.84	10/10/2011	171,906	$515,718
Tracy G. Smith	6/11/2002	5,000	4.64	6/11/2012	77,324	231,972
William R. Reynolds	—	—	—	—	37,442	112,326

(1)	All options granted by the Company were fully vested at October 31, 2009.
(2)	The market value of the stock awards is based on the closing market price of the Company's common stock as of October 31, 2009, which was $3.00.

Stock Option Exercises

There were no stock options exercised by the named executive officers for the fiscal year ended October 31, 2009.

Compensation of Directors

Each non-employee Director was paid a retainer of $12,000 cash in March 2009 and 8,817 Common Shares in April 2009 as compensation for their service during the year. Members of the Audit Committee and the Compensation Committee of the Board of Directors of the Company were each paid an annual cash retainer of $5,000 and $3,000, respectively. The Chairman of the Audit Committee was paid an annual cash retainer of $7,500 and the Chairman of the Compensation Committee was paid an additional annual cash retainer of $5,000. Each non-employee Director also was paid $500 for each board meeting and $1,000 for each committee meeting that he attended. The Company reimbursed the non-employee Directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors or any of its committees. The Chairman, President and Chief Executive Officer did not receive any compensation for his services as Director other than the compensation he received as an employee of the Company. No other employees of the Company are members of the Board of Directors.

On March 27, 2007, the Compensation Committee of the Board of Directors approved and recommended to the Board, and the Board of Directors adopted, a Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans and Non-Employee Director Stock Plans (the “Timing Policy”). Generally, the Timing Policy anticipates annual equity grants for Non-Employee Directors to occur on or about the first business day of April. During fiscal year 2009, the Company granted restricted stock awards under the 2004 Non-Employee Directors Plan on April 1, 2009.

Non-employee Director Compensation Table

The following table details the total compensation earned by the Company’s Non-employee Directors for the year ended October 31, 2009.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Randall H. Frazier	$33,500	$21,161	$54,661
John M. Holland	16,000	21,161	37,161
Craig H. Weber	38,500	21,161	59,661
John B. Williamson, III	34,100	21,161	55,261

Summary of Equity Compensation Plans

A summary of the equity compensation plans as of October 31, 2009 follows:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1996 Stock Incentive Plan
Stock Option Grants	163,454	shares	$7.63	—	shares
Restricted Share Grants	29,250	shares	$—	—	shares

Total 1996 Stock Incentive Plan	192,704	shares	$6.47	—	shares

2005 Stock Incentive Plan	660,206	shares	$—	62,375	shares
2004 Non-employee Directors Stock Plan	—	shares	$—	163,696	shares

Total for approved plans	852,910	shares	$1.46	226,071	shares

Non-employee Directors equity compensation not pursuant to a plan approved by security holders	3,123	shares	$7.12	—	shares

Total for all plans	856,033	shares	$1.48	226,071	shares

(1)	Only includes (i) unexercised stock option grants, and (ii) restricted shares that are issued and outstanding, but have not yet vested and are subject to forfeiture.

The term “shares” in the table above means our common shares.

During 2002 our Board of Directors approved grants of stock options to purchase a total of 3,123 shares of our common stock at an exercise price of $7.12 per share, the closing price at the date of the grant, to non-employee members of the Board of Directors. These grants are not part of a plan that was submitted to a vote of the shareholders. These grants were made to non-employee members of the Board of Directors who had not served as an executive officer during the past year as partial compensation for service by non-employee directors. Non-employee members of the Board of Directors abstained from the vote approving the grants. These options vested monthly over one year. The per share estimated fair value of stock options granted to these outside members of the Board of Directors was $6.87 on the date of grant using the Black-Scholes option-pricing model with the following assumptions: no expected cash dividend yield, risk-free interest rate of 5.34%, expected volatility of 133.6% and an expected life of 9 years.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, most importantly shareholders.

The Compensation Committee (in establishing compensation levels for the President and Chief Executive Officer) and the Company (in establishing compensation levels for other executives) considers many factors, including, but not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. An officer must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development with new and existing customers, development of new products, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Compensation Committee and the Company also consider: competitiveness of compensation packages relative to other comparable companies, both inside and outside of the fiber optic and connectivity industries, and experience of the individual.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.

Analysis of Compensation Ranges for Key Management Personnel

The Compensation Committee annually engages an outside consultant to gather and analyze compensation data in order to establish comparable ranges of base compensation and targeted short- and long-term variable compensation ranges for similarly situated companies. Compensation data is gathered from proxies for publicly-traded companies in similar industries and/or of a similar size and complexity. Additionally, compensation data is gathered from published compensation surveys of companies of similar size and complexity–which includes data from both publicly-traded and privately-held companies. The compensation data from these two sources is blended to provide a benchmark used for the purpose of evaluating appropriate compensation ranges for base compensation and targeted short- and long-term variable compensation of key management personnel. Data from published compensation surveys is more heavily weighted in this analysis because that data reflects a heavier concentration of similarly sized companies. The outside consultant is also engaged by the Company to assist with benefits administration related to the Company’s 401(k) Plan and with the annual Directors and Officers Insurance renewal.

Compensation of Executive Officers

Executive officer compensation is comprised of three components: base salary, annual incentive bonus compensation, and long-term incentive equity grants pursuant to the terms of the Company’s 1996 Stock Incentive Plan, its 2005 Stock Incentive Plan, and any subsequently adopted stock incentive plan.

Annual incentive bonus compensation payable to executive officers were levered up or down based on performance relative to the quantitative corporate and team goals, and qualitative goals compared to the bonus criteria.

Equity Compensation Plan Information

The Company uses long-term incentive equity grants to provide appropriate incentives to key employees to accomplish the Company’s strategic goals and build long-term shareholder value, to strengthen the desire of such key employees to remain with the Company, and to align the personal financial interests of such key employees with those of the Company’s shareholders. The Compensation Committee believes that equity awards are particularly appropriate in light of the nature of the Company’s business and long-term business plans.

Long-term equity incentive grants are made pursuant to the Optical Cable Corporation 2005 Stock Incentive Plan. The Compensation Committee receives recommendations from the President and Chief Executive Officer for employees (other than the President and Chief Executive Officer) eligible to receive long-term equity incentive grants. The Compensation Committee reviews the recommendations ensuring that proposed long-term equity incentive grants are consistent with accomplishing the Company’s long-term objectives, and approves all long-term equity incentive grants made to employees (proposing and approving long-term equity incentive grants for the President and Chief Executive Officer). Individual performance and Company performance are considered in awarding long-term incentive equity compensation. The Compensation Committee moved toward granting restricted stock awards in recent years, with no stock options being awarded since June 2002.

As of October 31, 2009, the Company has 62,375 shares which are available for grant as long-term incentive equity grants under the 2005 Stock Incentive Plan. When originally adopted, it was anticipated the shares available for grant under the 2005 Stock Incentive Plan would be utilized over approximately 5 years – which has been the case. At the recommendation of the President and Chief Executive Officer, and with the agreement of the Board of Directors, the Company is not seeking shareholder approval for a new stock incentive plan to increase the number of available shares for long-term incentive equity grants for key employees at this time.

On March 27, 2007, the Compensation Committee of the Board of Directors approved and recommended to the Board, and the Board of Directors adopted, a Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans and Non-Employee Directors Stock Plans. Generally, the Timing Policy anticipates annual equity grants for key employees to occur on or about the first business day of April. During fiscal year 2009, the Company granted restricted stock awards under the Optical Cable Corporation 2005 Stock Incentive Plan to key employees on April 21, 2009.

Equity Ownership and Retention Policy for the Leadership Team

On January 28, 2006, the Compensation Committee approved and recommended to the Board, and on February 14, 2006, the Board of Directors adopted, an Equity Ownership and Retention Policy for the Senior Staff. The policy is applicable to certain members of the Company’s management team (now referred to as the Leadership Team) holding a position of Director or above, including each of the named executive officers. This policy requires each Leadership Team member to accumulate over a set period and retain, a minimum value of shares of the Company’s common stock, and also to retain minimum percentages of shares of the Company’s common stock awarded to them under any stock incentive plan. The intention of this policy is to ensure the Leadership Team members have wealth at risk in the Company’s common stock, further aligning the interests of the management team with those of the shareholders. A copy of the Equity Ownership and Retention Policy for the Senior Staff can be found on the Company’s web site at http:// www.occfiber.com/ir/corpgov.

Employment Agreements

Neil D. Wilkin, Jr. (Chairman of the Board, President and Chief Executive Officer)

Mr. Wilkin is employed pursuant to an employment agreement dated as of November 1, 2002 (as amended), approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Wilkin is paid an annual base salary, which may be increased periodically, and an annual bonus target equal to a percentage of his annual base salary, which may be adjusted periodically. The bonus target was 83% for fiscal year 2009. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team bonus criteria. Mr. Wilkin’s employment agreement also anticipates that he will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 2005 Stock Incentive Plan. The initial term of Mr. Wilkin’s employment agreement ended October 31, 2005, with the agreement being extended for one year on each November 1, beginning on November 1, 2003, unless the Company or Mr. Wilkin provides the other party with prior written notice of the intention to not renew and extend the agreement.

Tracy G. Smith (Senior Vice President and Chief Financial Officer)

Ms. Smith is employed pursuant to an employment agreement, dated as of December 10, 2004 (as amended), proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Ms. Smith is paid an annual base salary, which may be increased periodically and has an annual bonus target equal to a percentage of her annual base salary, which may be adjusted periodically. The bonus target was 40% for fiscal year 2009. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team bonus criteria. Ms. Smith’s employment agreement also anticipates that she will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 2005 Stock Incentive Plan. The initial term of Ms. Smith’s employment agreement ended October 31, 2007, with the agreement being renewed and extended for one year on each November 1, beginning on November 1, 2005, unless the Company or Ms. Smith provides the other party with prior written notice of the intention to not renew and extend the agreement.

William R. Reynolds (Senior Vice President Sales—USA)

Mr. Reynolds is employed pursuant to an employment agreement dated as of May 30, 2008 (as amended), approved by the President and Chief Executive Officer. The initial term of the employment agreement is eighteen months. Mr. Reynolds is Senior Vice President—USA for Optical Cable Corporation. Mr. Reynolds is paid an annual base salary, which may be increased periodically and had an annual bonus opportunity of up to 30% of his annual base salary for fiscal year 2009. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team bonus criteria. Mr. Reynolds is eligible to participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 2005 Stock Incentive Plan.

Compliance with Section 162(m) of the Internal Revenue Code

The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Although the Compensation Committee reviewed the impact of Section 162(m) on the Company and believed that it was unlikely that the compensation paid to any of the executive officers during the last fiscal year would exceed the limit, Mr. Wilkin made a section 83(b) election relating to a portion of an award of restricted stock which accelerated the recognition of income for personal income tax purposes on shares of restricted stock subject to “substantial risk of forfeiture.” Section 83(b) elections are made so as to receive favorable capital gains tax treatment at a future time when the shares have vested and are sold at a price higher than the value of the shares at the time the Section 83(b) election is made. In order to receive the benefit of the election, compensation income related to the restricted stock must be reported and taxed in the year of the grant. Exclusive of the amount related to the 83(b) election, Mr. Wilkin’s compensation for the purposes of Section 162(m) would have been $973,626. Including the income relating to the 83(b) election, Mr. Wilkin’s compensation for the purposes of Section 162(m) during the last fiscal year was $1,043,875 (exclusive of certain 481(a) adjustments, deferrals and deductions).

The Company will not be able to expense the amount of compensation received by Mr. Wilkin in excess of the $1 million limit. The amount of tax expense related to the compensation in excess of the $1 million limit is $11,772.

The Compensation Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to any of the executive officers during the 2010 fiscal year will be deemed to exceed the limit. The Compensation Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

REPORT OF THE AUDIT COMMITTEE

Messrs. Frazier, Weber and Williamson are members of the Audit Committee. Messrs. Frazier, Weber and Williamson are considered independent members of the Audit Committee under the listing standards of Nasdaq and under the SEC’s audit committee independence standards. Mr. Williamson serves as Chairman of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, forming and expressing an opinion about whether the consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, and the issuance of their auditors’ report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Committee matters required to be communicated by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, and by the relevant Securities and Exchange Commission rules. These discussions included, among other things:

•

the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s consolidated financial statements;

•	the critical accounting policies and practices used by the Company;

•

any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	methods used to account for significant or unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the consolidated financial statements;

•	audit adjustments and any uncorrected consolidated financial statement misstatements; and

•	other material written communications between the independent registered public accounting firm and management.

The independent registered public accounting firm also discussed with the Audit Committee all of its relationships that may reasonably be thought to bear on their independence with the Company and its management and confirmed their independence with respect to the Company as required under all relevant professional and regulatory standards.

The Company is required to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 (“Section 404(a)”). Section 404(a) requires: (i) the Company’s management to state its responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and (ii) the Company’s management to assess at the end of each fiscal year the effectiveness of the Company’s internal control structure and procedures for financial reporting.

The Company’s management team engaged an accounting firm as a consultant to assist with Section 404(a) compliance, including the testing of the effectiveness of key aspects of the Company’s internal control structure and procedures for financial reporting. The Company’s management team completed its required assessment of the Company’s internal control structure and procedures for financial reporting as of October 31, 2009. The Audit Committee has been involved in the appropriate oversight of management’s Section 404(a) compliance program.

Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Section 404(b)”) requires a company’s independent registered public accounting firm to report on the effectiveness of such company’s internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board. The Company is a “smaller reporting company” as defined in Rule 12b-5 promulgated under the Securities Exchange Act of 1934, as amended, and therefore, the Company is not required to comply with Section 404(b) until fiscal year 2010.

On October 31, 2009, the Company acquired Applied Optical Systems, Inc. (“AOS”), and AOS became a wholly owned subsidiary of the Company. The Company is not required to comply with Section 404(a) (or Section 404(b), as applicable) with respect to any acquisition until the fiscal year following such acquisition. The management team will be implementing a Section 404(a) compliance program for this acquisition during fiscal year 2010.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management regarding the audited consolidated financial statements and of the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted,

John B. Williamson, III,
Chairman of the Audit Committee

Randall H. Frazier,
Member of the Audit Committee

Craig H. Weber,
Member of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table sets forth the amount of fees billed or expected to be billed for services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for the fiscal years ended October 31, 2009 and 2008.

	2009	2008
	Amount	Amount
Audit fees (1)	$347,250	$389,500

Audit related fees	—	—

All other fees	—	—

Total fees	$347,250	$389,500

(1)	Audit fees include annual financial statement audit and limited quarterly review services in 2009 and 2008.

Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

As stated in the Audit Committee charter, the Audit committee must pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. During fiscal year 2009, the Audit Committee pre-approved all of the services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10 percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

To the Company’s knowledge, based solely on review of copies of reports furnished to the Company and written representations from executive officers and Directors regarding reports required to be filed during the fiscal year ended October 31, 2009, all Section 16(a) filing requirements applicable to the Company’s executive officers, Directors and greater than ten percent beneficial owners were complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended October 31, 2009, the Company incurred fees associated with consulting services provided by Mr. Holland totaling $54,765 for various engineering projects.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the annual meeting or properly before the meeting other than those matters referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

NOMINATIONS AND PROPOSALS BY SHAREHOLDERS FOR 2011 ANNUAL MEETING

The Company’s bylaws, and in certain cases U.S. securities laws and the rules and regulations thereunder, prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting. The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s bylaws, a copy of which may be obtained without charge, upon written request to Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Corporate Secretary of the Company by personal delivery or first class U.S. mail, postage prepaid, at the address shown above. To be timely, a shareholder’s notice must be received no later than October 19, 2010, for nominations to be made at the 2011 annual meeting. The notice must contain the information specified in the bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director of the Company, if elected.

Shareholders of the Company who desire to bring any other business that is intended to be presented at the Company’s 2011 annual meeting of shareholders must be received by the Company no later than October 19, 2010 in order that it may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

ANNUAL REPORT

A copy of the Company’s annual report for the fiscal year ended October 31, 2009, including the financial statements and notes thereto, is being mailed to the shareholders of record along with this proxy statement and is also available on the Company’s web site at http://www.occfiber.com/proxy. The annual report is not incorporated by reference in this proxy statement and is not considered to be part of the proxy material.

FURTHER INFORMATION

The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company’s annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act for the Company’s fiscal year ended October 31, 2009. These materials are available on-line at http://www.occfiber.com/proxy. You may also call the Company toll free at 1-800-622-7711, e-mail the Company at investorrelations@occfiber.com or write to the Company at 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary to receive a free copy of the proxy materials. Additionally, the Company’s SEC filings are available to the public on the SEC Internet site (http://www.sec.gov).

Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company’s furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary.

By Order of the Board of Directors

/s/ Tracy G. Smith
Tracy G. Smith Corporate Secretary

Date: February 25, 2010

OPTICAL CABLE CORPORATION

Proxy Solicited on Behalf of the Board of Directors of Optical Cable

Corporation for the Annual Meeting of Shareholders to be Held March 30, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at - http://www.occfiber.com/proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

The undersigned appoints Neil D. Wilkin, Jr. and Tracy G. Smith, or either of them, with full power of substitution, to attend the annual meeting of shareholders of Optical Cable Corporation on March 30, 2010, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and proxy statement.

1.	Election of Directors

☐	FOR the FIVE nominees listed below	☐	WITHHOLD AUTHORITY to
	(except as marked to the contrary below)		Vote for the FIVE nominees listed below

Nominees: Neil D. Wilkin, Jr.; Randall H. Frazier; John M. Holland; Craig H. Weber and John B. Williamson, III.

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name in the space provided below)

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company.

☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

3.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.
Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Shareholder’s Signature

Joint Holder’s Signature (if applicable)

Date:
When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of Directors, FOR proposal 2 above, and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.